ENDORSEMENT
                               #1
      Property Excess of Loss Reinsurance Binding Agreement

                             between

                   Meridian Insurance Company
                    of Indianapolis, Indiana

                               and

                   NAC Reinsurance Corporation
                          New York, NY



Article 5, entitled "TERRITORY" is amended to include the state of Iowa and Pennsylvania effective January 1, 1996.



Accepted by:


CARL W. BUEDEL
Meridian Insurance

Date:


DEBBIE BOUSSO
NAC Resinsurance Corporation

Date:
      Property Excess of Loss Reinsurance Binding Agreement

                             between

                       Meridian Insurance
                    of Indianapolis, Indiana
         (both hereinafter referred to as the "COMPANY")

                               and

                   NAC Reinsurance Corporation
                          New York, NY
          (hereinafter referred to as the "REINSURER")



                            ARTICLE 1

PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall any insured of the Company, and claimant against an insured of the Company, or any other third party have any rights under this Agreement.

The rights and obligations of the parties to this Agreement shall not be affected by the termination of this Agreement and all necessary transactions relating to this Agreement will continue in accordance with the terms and conditions stipulated herein until all obligations of either party to the other are fully concluded.

                            ARTICLE 2

TERMS AND CANCELLATION

Anything contained herein to the contrary notwithstanding, coverage is continuous for all new and renewal policies attaching from 12:01 a.m. Central Daylight Time, June 15, 1995, until canceled by either party at any time with 90 days prior written notice by certified mail.

In the event this agreement is terminated by either party, the Reinsurer shall be liable for all original policies or portions thereof in force as of the date of termination up to the natural expiration or prior termination date of said policies, plus odd time, but not to exceed eighteen months in total.
                            ARTICLE 3


BUSINESS COVERED

By this Agreement and subject to the terms and conditions herein contained, the Reinsurer agrees to indemnify the Company in respect to the net excess liability stipulated in this Agreement which may accrue to the Company as a result of each loss occurrence during the term of this Agreement under any and all written binders, policies, or contracts of insurance issued by the Company and classified by the Company as Commercial Property business, including Garage Keepers Legal Liability, in accordance with the Meridian Commercial Lines Underwriting Guide (CLUG). Binding authority for risks ceded hereunder is granted to the Company subject to all terms and conditions herein. Any changes to the terms and conditions of this Agreement must be made by endorsement to the Agreement and countersigned by a duly authorized representative of the Reinsurer.


                            ARTICLE 4

PERILS COVERED

The policies ceded to this Agreement are reinsured for All Risks of physical loss including Earthquake, excluding Flood, covering Property Damage and Time Element in accordance with the terms of the Company's policy and this Agreement for single amount subject risks individually ceded to the Agreement. All Risks, including Flood and Earthquake coverage, are provided for those risks classified as Inland Marine.

Risks located in ISO Earthquake Zones 1 and 2 are excluded for the peril of Earthquake.


                            ARTICLE 5

TERRITORY

This agreement shall apply to policies covering risks located in Illinois, Indiana, Kentucky, Michigan, Ohio, Wisconsin, and Tennessee in accordance with the Company's regulatory filing.
The Company shall notify the Reinsurer in advance of any regulatory filing to insure risks in additional states, and subject to the Reinsurer's approval, the territory clause of this Agreement will be amended.


                            ARTICLE 6

LIMIT OF LIABILITY OF THE REINSURER

Reinsurance Accepted for Protected Risks defined as Meridian CLUG Classifications 1, 2, 3, and 4, in ISO Protection Classes 1 through 8 shall be limits up to two times the Company's maximum net and treaty retention as outlined in the Commercial Lines Divisional Authority Level section of the CLUG. Reinsurance limits shall be subject to a maximum limit of $6,000,000 any one risk.

Reinsurance Accepted for Unprotected Risks defined as Meridian CLUG Classifications 1, 2, 3, and 4 located in ISO Protection Classes 9 and 10 shall be limits up to three times the Company's maximum net and treaty retention as outlined in the Commercial Lines Divisional Authority Level section of the CLUG. Reinsurance limits shall be subject to a maximum limit of $3,750,000 for any one risk. These reinsurance limits are subject to a $10,000,000 limitation in any one occurrence.

Garage Keepers Legal Liability is included with a maximum sublimit of $500,00 to be written by Meridian.


                            ARTICLE 7

BINDING AUTHORITY

Authority to bind the Reinsurer is granted to all Meridian underwriters above the Level Two underwriting designation.


                            ARTICLE 8

TOTAL INSURED VALUE LIMITATION

Total Insured Values for any one risk ceded to the agreement shall not exceed $10,000,000 for Protected Risks and $5,000,000 for Unprotected Risks. Reinsurance rates for this agreement are designed to reinsurer excess of the company's net and treaty retention up to 100% of the total risk values. Risks which require additional limits should be submitted to the Reinsurer for Special Acceptance or for individual risk certificate coverage.

The Agreement includes only those accounts insured 100% by Meridian Insurance. Any policy which otherwise satisfies the terms and conditions of this agreement must be cleared with the Reinsurer prior to binding if the Company participates jointly with any other insurer.

                            ARTICLE 9

RATES

Reinsurance Premium for individual risks ceded to this agreement shall be calculated in accordance with the schedule of Reinsurance rates below which shall be applied to the Company's
100% gross location premium for each risk. Reinsurance rates for Protected and Unprotected Risks are as follows:

                         PROTECTED RISKS
                            PC 1 - 8

    NET AND TREATY RETENTION AS          NET REINSURANCE RATE
PERCENTAGE OF TOTAL LOCATION VALUES
             33% - 39%                           23.5%
             40% - 49%                           20.2%
             50% - 59%                           16.1%
             60% - 69%                           12.0%
             70% - 79%                           8.2%
             80% - 89%                           4.8%
             90% - 99%                           2.5%


                        UNPROTECTED RISKS
                           PC9 and 10


    NET AND TREATY RETENTION AS          NET REINSURANCE RATE
PERCENTAGE OF TOTAL LOCATION VALUES
             25% - 34%                           42.5%
             35% - 44%                           30.5%
             45% - 54%                           26.1%
             55% - 64%                           23.7%
             65% - 74%                           16.8%
             75% - 84%                           12.5%
             85% - 94%                           7.0%
             95% - 99%                           2.9%

                           ARTICLE 10

RIGHT OF REJECTION

The Reinsurer may reject any individual cession and shall so notify the Company in writing of its declination within 15 working days of receipt of Bordereau. The Company shall replace the reinsurance promptly, but within a period not to exceed one hundred twenty (120) days after receipt by the Company of the notice of declination from the Reinsurer.


                           ARTICLE 11



REPORTING AND PAYMENT PROCEDURES

Risk Summary Sheets for each risk and a monthly Bordereaux of all risks ceded shall be submitted to the Reinsurer within 20 working days after the last day of each month. Any premium amounts due the Reinsurer shall be paid with the Bordereaux.

Risk Summary Sheets for each insured shall include the following information:

     1.   Total Insured Values
     2.   Construction
3.   CLUG Classification
4.   Protection Class
5.   100% of Meridian's Gross Premium for the Risk
6.   Net Resinsurance Rate
7.   Net Reinsurance Premium

Bordereaux for all risks ceded during the preceding month shall list the following information:

     1.   Named Insured
     2.   Reinsurance Premium
     3.   Reinsurance Period
     4.   Policy Number
                           ARTICLE 12

PROFIT COMMISSION

The Reinsurer shall pay the Company a profit commission equal to 25% of the net profit, if any, accruing to the Reinsurer during the adjustment period, subject to a minimum reinsurance premium of $350,000 during the 24-month adjustment period. The Reinsurer's net profit during the adjustment period shall be calculated in accordance with the following formula, it being understood that a positive balance equals net profit and a negative balance equals net loss:

1.   Earned reinsurance premium for the adjustment period; less

2. Expenses incurred by the Reinsurer at 15% of earned reinsurance premium for the adjustment period; less

3.   Losses incurred for the adjustment period.

With respect to the calculation and payment of profit commission, the following interpretations and reporting terms and conditions shall apply:

1.   Adjustment Period
  "Adjustment period" as used herein shall be defined as the 24 months following inception, and as each 24-month period thereafter, while this agreement remains in effect.

2.   Statement of Profit Commission
  Within 45 days following 6 months after the adjustment period, the Company shall calculate and render an initial statement of the Reinsurer's net profit for the entire adjustment period. Within 45 days after the end of the 12-month period thereafter, a revised statement shall be rendered by the Company to the Reinsurer to reflect any changes in the original statement. Any return profit commission shown to be due the Reinsurer shall be paid by the Company with the revised statement.

  Any profit commission shown to be due the Company upon receipt of either the initial statement or the revised statement shall be paid by the Reinsurer as promptly as possible after the receipt and verification of the Company's statement.

3.   Short-term Cancellation
  If this Agreement is canceled at any time prior to the expiration of the adjustment period, no profit commission will be due the Company.

4.   Losses Incurred
  "Losses incurred" as used herein shall mean ceded losses and loss adjustment expenses paid as of the effective date of calculation, plus the ceded reserves for losses and loss adjustment expenses outstanding as of the same date.
                           ARTICLE 13

LOSS NOTIFICATION, NET LOSS, LOSS ADJUSTMENT EXPENSES AND
RECOVERIES

Loss Notification
The Company shall give prompt written notice to the Reinsurer of any claim or loss which in the sound judgment of the Company may result in a net loss to the Reinsurer.

While the Reinsurer does not have the duty to investigate or defend claims or suits, it shall nevertheless have the right and the opportunity, with the full cooperation of the Company, to associate with the Company at its own expense in the defense of any claim, suit, or proceeding which involves or is like to involve this Agreement.

All loss settlements, provided they are within the terms and conditions of the Company's policy and this Agreement, shall be binding upon the Reinsurer. Upon receipt of satisfactory proof of loss payment, the Reinsurer shall promptly pay the Company for amounts due under this Agreement.

Net Loss
The term "net loss" as used herein shall be understood to mean the sum actually paid or to be paid by the COMPANY in settlement of losses reinsured hereunder for which it is liable after making deductions for all other insuring reinsurance, whether collectible or not, and all salvages and other recoveries, including subrogation recoveries; provided however, that in the event of insolvency of the COMPANY, "net loss" shall be determined in accordance with the provisions of the Clause entitled INSOLVENCY of this agreement. Net Loss shall not include loss adjustment expenses.

It is agreed that the existence of underlying reinsurance, if any, shall be entirely disregarded in determining the Company's net loss.

Nothing in this Clause shall imply that losses are not recoverable under this Agreement until the Company's net loss has been finally ascertained.

Loss Adjustment Expenses
The term "loss adjustment expenses" shall mean expenses of the Company, including court costs, prejudgment interest and post judgment interest, incurred in the investigation, adjustment, and defense of claims under the terms of policies subject to this Agreement, which expenses are allocable to a specific net loss, but shall not include administrative and office expenses and salaries and expenses of employees and officials of the Company.

The Reinsurer shall indemnify the Company for the Reinsurer's proportionate share of loss adjustment expenses which shall be in addition to its Limit of Liability. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of a judgment, resulting in an ultimate savings to the REINSURER, or a judgment is reversed outright, the expenses incurred in securing such reduction or reversal shall be prorated between the COMPANY and the REINSURER in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment shall be prorated in proportion to each party's interest in such original verdict or judgment.

Recoveries
The Reinsurer shall be subrogated, as respects to any loss for which the Reinsurer shall actually pay or become liability to pay, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so, the Reinsurer is hereby authorized and empowered to enforce such rights.

Any recoveries, salvages, or reimbursements applying to risks covered under this Agreement shall always be used to reimburse the excess reinsurer, according to their participation, before being used in any way to reimburse the Company for its primary loss.

All salvages, recoveries, or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.


                           ARTICLE 14

AUDITS

The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records, and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.


                           ARTICLE 15

OFFSET

The Company and The Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other reinsurance agreement of any kind heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. If the Company (including all affiliates and/or subsidiaries, whether or not covered by this Agreement) is comprised of more than one entity, all such entities will be considered the Company for purposes of offset. In the event of insolvency of either the Company or the Reinsurer, offset shall be permitted in accordance with the terms of this Clause and as otherwise permitted by law.


                           ARTICLE 16

INSOLVENCY

In the event of the insolvency of the Company and the appointment of a liquidator or receiver, reinsurance due under this Agreement shall be payable, with reasonable provision for verification, on the basis of the liability of the Company resulting from claims allowed against the Company in the liquidation proceeding without diminution because such liquidator or receiver has failed to pay all or a portion of any claims.

Payment by the Reinsurer as set forth above shall be made directly and exclusively to the Company or its liquidator or receiver, except as provided by subsection (a) of Section 4118 of New York Insurance Law or except (a) where this Agreement specifies another payee in the event of the insolvency, and (b) the Reinsurer, with the consent of the direct insureds, has assumed such policy obligations of the Company as direct obligations to the payees under such policies in substitution for the obligations of the Company to such payees.

In the event of the insolvency of the Company, the liquidator or receiver shall give written notice of the pendency of claim against the Company under policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer has the right but not the duty to investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company, or its liquidator or receiver. The expense thus incurred by the Reinsurer will be chargeable against the Company, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.


                           ARTICLE 17

TAXES

The Company shall be liable for paying all taxes, other than income or profit taxes, levied on the Reinsurer for business reinsured under this Agreement. If the Reinsurer is obligated to pay taxes other than income or profit taxes for business reinsured under this Agreement, the Company shall reimburse the Reinsurer, provided that the Company shall not be required to pay the same tax twice.

                           EXCLUSIONS


1. Grain Risks - including feed mixing, grain elevators, and train terminals;
   2. Petro Chemical Risks and High Hazard Chemical - including manufacturing and storage. High Hazard chemical business is defined as a chemical exposure consisting of acids, coal chemicals, industrial gases, petrochemical (including, but not limited to, polypropylene, polyethylene phenols, and polymers) petroleum and synthetic fuel refining, chlorine, methane, caustic soda, electrolytic, and electro thermal chemical manufacturing, ammonia, urea, and nitrogen compounds (including nitric acid). In general, any chemical with over 250 psig would be classified as high hazard.
3. Damage to Growing Crops or Standing Timber;
4. Satellites, Aerospace, and Aviation;
5. Boiler and Machinery when written as such;
6. Transmission and Distribution Liens except coverage provided
    within 1,000 feet of insured's               building;
7. Underground Mines, Tunnels, and Storage Facilities;
8. Wind and/or Solar Powered Electrical Generation Facilities;
9. Railroad Rolling Stock;
10. Builders Risks Contracts written for a term in excess of 36 months;
11. Jewelers' and Furriers' Block;
12. Auto Physical Damage and Dealer's Open Lot, except for Garage Keepers Legal Liability;
13.  Ocean Marine;
14.  Covered Stadiums and Domes
15.  Flood and Earthquake when written as such;
16.  Animal Mortality;
17.  Strike Insurance;
18. Offshore Drilling Rigs, Pipeline Risks and Property belonging thereto;
19.  Fidelity and Surety;
20.Losses arising out of seepage and/or pollution as per the Company's standard pollution and seepage exclusion. However, this exclusion will not apply when the Company includes its standard pollution exclusion on a policy and the judicial entity having legal jurisdiction invalidates the Company's exclusion thereby obligating the Company for liability arising out of seepage and/or pollution when such liability was intended to be excluded from coverage;
21.  Insolvency Funds and Financial Guaranty Funds;
22.  Retroactive Liability including IBNR an known losses;
23.  Extra Contractual Obligation and Loss in Excess of Policy
     Limits;
24. United States Longshoremen and Harbor Workers and Jones Act business;
25.War Risks as per the North American War Exclusion Clause
   (Reinsurance), BRMA Clause Number 56A;
26.Business included in the Nuclear Incident Exclusion Clause attached hereto (BRMA Clause No. 35B);
27. Assumed Resinsurance except for reinsurance assumed from subsidiaries;
28.  Business Produced By Managing General agents;
29.The Company's liability as a member, subscriber, or reinsurer of any pool, syndicate, or association including, but not limited to, Fair Plans and Coastal Pools;
                      EXCLUSIONS CONTINUED


30.Losses arising out of asbestos as per the Company's standard asbestos exclusion. However, this exclusion will not apply when the Company includes its standard asbestos exclusion on a policy, or when the Company includes its standard asbestos exclusion on a policy and the judicial entity having legal jurisdiction invalidates the Company's exclusion policy and the judicial entity having legal jurisdiction invalidates the Company's exclusion thereby obligating the Company for liability arising out of asbestos such liability was intended to be excluded from coverage.
31.  Meridian Insurance CLUG Risk Classification 5.

The exclusions enumerated above, with the exception of 21, 22, 23, 24, 25, 26, 27, 28, and 29, will not apply when they are merely incidental to the main operations of the insured, provided such main operations are covered by the Company and are not themselves excluded from the scope of this Agreement. The Company shall be sole judge of what is "incidental".

Errors and omissions on the part of the Company, shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any exhibits or endorsements attached thereto shall in no event exceed the limits specified herein.

Risks which are specifically excluded by the Agreement may be individually submitted hereunder, and, if accepted by the Reinsurer, such business shall then be covered under the terms of this Agreement, except as such terms shall be modified by such acceptance.
                              35 B

NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--REINSURANCE
U.S.A.

   1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

   2. Without in any way restricting the operation of Paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

   I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV.    Installations other than those listed in Paragraph
   (2) III above using substantial quantities of     radioactive
   isotopes or other products of nuclear fission.

   3. Without in any way restricting the operations of Paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this Paragraph (3) shall not operate

           (a) where Reassured does not have knowledge of such nuclear reactor power plant of nuclear installation, or

           (b) where said insurance contains a provision excluding coverage for damage to property cused by or resulting from radioactive contamination, however caused. However, on and after 1st January 1960, this subparagraph
      (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

   4.Without in any way restricting the operations of Paragraph
   (1), (2), and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

   5.It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

                               35B


   6.The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7. Reassured to be sole judge of what constitutes:

   (a)    substantial quantities, and

   (b) the extent of installation, plant, or site.

Note: Without in any restricting the operation of Paragraph (1) hereof, it is understood and agreed that:

      (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whever first occurs whereupon all the provisions of this Clause shall apply.

                              56 A

NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia and including Bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements, or binders containing a standard war or hostilities or warlike operations exclusion clause.
                     DEFINITION OF LOCATION


The Company shall be the sole judge of what constitutes a single location provided that:

1. One location shall always be determined from the standpoint of the peril of fire, whether or not the fire insurance is written by the Company;

2. A non-fire resistive building and its contents shall never be considered as constituting more than one location, nor shall time element coverages be considered a separate location apart from the building and its contents.

3. When two or more buildings and personal property are situated at the same general location, with no single building located farther than 100 yards from the nearest other building, the Company shall identify on its records at the time of acceptance by the Company those two or more original buildings which are deemed to constitute a single location. If such identification is not made, each building and its contents shall be considered to be a separate location.

4. The term building shall mean each structure which is within the local fire insurance rating organization's definition of a separate building or fire division for rate making purposes. With respect to those structures not within such definition(s), the term "building" shall mean each separately roofed structure enclosed within exterior walls.
                   LOSS OCCURRENCE DEFINITION


The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disaster, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contingous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

      (i) As regard windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

      (ii) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

      (iii) As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence".

      (iv) As regards to "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence". For all "Loss Occurrences" the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those "Loss Occurrences" referred to in Subparagraphs (i) and (ii) above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

  No individual losses occasioned by an event that would be
  covered by 72 hours Clauses may be included in any "Loss
  Occurrence" claimed under the 168 hours provision.
Accepted By:






CARL W. BUEDEL
MERIDIAN INSURANCE


Date:






EUGENE M. MANDERINO
NAC REINSURANCE CORPORATION


Date: